Non-Employee Director Form of Option Agreement

CELLULAR DYNAMICS INTERNATIONAL, INC.
STOCK OPTION AGREEMENT
This Option Agreement, entered into as of __________________ (the “Date of Grant”), is between Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), and [NAME] (the “Participant”). All terms used herein and not otherwise defined shall have the same meaning as set forth in the Company’s 2013 Equity Incentive Plan (the “Plan”).
WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) desires to induce the Participant to provide services to the Company and/or any of its Subsidiaries, to provide the Participant with a stronger incentive to strive for the continued success and growth of the Company and its Subsidiaries and to further align the Participant’s interests with those of the Company’s shareholders.
NOW THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereinafter rendered by the Participant, the Company and the Participant hereby agree as follows:
ARTICLE I
Award of Option
1.1.    Option; Number of Shares; Option Price. The Participant is granted the right and option to purchase (the “Option”) all or any part of an aggregate of [NUMBER] shares of Common Stock (individually, a “Share” and jointly, the “Shares”) at the purchase price of $[PRICE] per Share (the “Option Price”).
1.2.    Vesting. The vesting schedule for the Shares governed by this Option is as follows. Except as otherwise provided in the Plan and this Section 1.2, the Option will vest as to one‑twelfth of the Shares on the first monthly anniversary of the Date of Grant and thereafter as to an additional one twelfth of the Shares on each the subsequent eleven (11) consecutive monthly anniversaries of the Date of Grant, provided that the Participant is still a Director of the Company on each vesting date. Notwithstanding the foregoing, the Option will become fully vested upon the first to occur of (a) the Participant’s death while a Director or (b) the termination of the Participant’s service as a Director due to Disability.
1.3.    Exercisability of Option.
(a)    This Option (or any portion thereof) shall become exercisable at the time and to the extent which the underlying Shares are vested in accordance with Section 1.2 above, and shall expire in accordance with this Section 1.3 and the Plan, but in all events, and notwithstanding anything herein to the contrary, the Option shall expire no later than on the tenth anniversary of the Date of Grant.

(b)    Except as otherwise provided in paragraph (c) of this Section 1.3, the Option, to the extent not exercised upon the cessation of the Participant’s status as a Director, shall terminate three (3) years after termination of the Participant’s service as a Director to the Company.

(c)    If the cessation of service as a Director of the Company is by removal with cause of the Participant as a Director, the Option may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination of service.
(d)    If the cessation of service as a Director of the Company results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise any Option at any time within three (3) years after the death of the Participant.
1.4.    Method of Exercising Option. The Option may be exercised in whole or in part by delivery to the Company, at its offices in Madison, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, in the form attached hereto as Exhibit A and (b) payment in full of the Option Price of the Shares then being acquired in the form permitted by Paragraph 8(f) of the Plan. If the Company has established alternative procedures for the exercise of the Option at the time of exercise, such alternative procedures may also be used to exercise the Option. The Company shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (i) the completion of such registration or qualification of such Shares under any federal, state or foreign law, ruling or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.
1.5.    Prohibitions Against Transfer. The Option, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process, and shall be exercisable only by the Participant, except as provided in Paragraph 8(i) of the Plan.
1.6.    Nonstatutory Stock Option Treatment. It is intended that the Option shall not qualify as an incentive stock option pursuant to Section 422 of the Code.

ARTICLE II
Miscellaneous
2.1.    Provisions of the Plan Control. This Option Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. In the event that the provisions of this Option Agreement and the Plan conflict, the Plan shall control. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Committee with respect to the Plan shall be binding upon the Participant. A copy of the Plan has been delivered to the Participant in connection with the execution and delivery of this Option Agreement and an additional copy thereof will be delivered to the Participant upon reasonable request.
2.2.    Additional Shares. Notwithstanding any term or implication herein to the contrary, the term “Shares” shall be deemed to include, and the provisions of this Option Agreement shall apply with respect to, any new, substituted or additional shares of stock, other securities or property that may be acquired upon exercise of this Option in accordance with an adjustment thereto made pursuant to Paragraph 14 of the Plan. For purposes of clarification, in the case of such an adjustment or such a stock dividend, stock split, recapitalization or other change, such new, substituted or additional stock or other securities or property shall be subject to and be vested or will vest in accordance with the vesting schedule set forth in Section 1.2 to the same extent as this Option.
2.3.    Taxes. The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the exercise of the Option or issuance of shares, and the Company may defer making delivery of the Shares until arrangements satisfactory to the Company have been made with respect to such withholding obligations.
2.4.    Notices. Any notice to be given to the Company under the terms of this Option Agreement shall be given in writing to the Company in care of its then principal executive officer at its then principal place of business. Any notice to be given to the Participant may be addressed to him at his address as it appears on the payroll or other records of the Company or any affiliate thereof. Any such notice will be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt at the Participant’s or the Company’s address.
2.5.    Entire Agreement; Amendments. This Option Agreement (including the Plan, which is incorporated herein pursuant to Section 2.1) and the agreements and documents executed and delivered hereunder constitute a complete statement of all of the arrangements between the parties as of the date hereof with respect to the transactions contemplated hereby, and thereby supersedes all prior agreements and understandings between them with respect thereto and cannot be changed or terminated orally. This Option Agreement may be amended as set forth in the Plan and as set forth in the written agreement of the Participant and the Company.
2.6.    Governing Law. This Option Agreement and all questions arising hereunder or in connection herewith shall be determined in accordance with the laws of the State of Wisconsin, without giving effect to the laws of any other jurisdiction that otherwise would govern under the principles of conflicts of laws thereof. THE PARTIES VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY HAVE TO A JURY TRIAL PURSUANT TO ANY COURT ACTION BY EITHER THE COMPANY OR THE PARTICIPANT.
2.7.    No Rights to Continued Service. This Option Agreement shall not confer upon the Participant any right with respect to continuation of service on the Board or any committee thereof, nor shall it interfere in any way with the right of the Company (its shareholders or its Board of Directors, as the case may be) to terminate the Participant’s service on the Board or any committee thereof at any time.
2.8.    Multiple Copies. One or more copies of this Option Agreement may be executed, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed as of the date and year first written above, which is the date of the granting of the Option evidenced hereby.
CELLULAR DYNAMICS INTERNATIONAL, INC.

By: ____________________________________________

The undersigned Participant hereby accepts the foregoing Option and agrees to the several terms and conditions hereof and of the Plan.

Participant: ______________________________________

________________________________________________
NAME

EXHIBIT A

CELLULAR DYNAMICS INTERNATIONAL, INC.
2013 EQUITY INCENTIVE PLAN

EXERCISE NOTICE
1.    Exercise of Option. Effective as of today, _____________________, 20__, the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase ___________ shares of Common Stock (the “Shares”) of Cellular Dynamics International, Inc. (the “Company”) under and pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”), and the Option Agreement dated as of ___________ (the “Option Agreement”). All terms used herein and not otherwise defined shall have the meaning set forth in the Plan or the Option Agreement.
2.    Representations of the Participant. The Participant acknowledges that the Participant has received, read and understands the Plan and Option Agreement and agrees to abide by and be bound by their terms and conditions.
3.    Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised, subject to the terms of the Option Agreement.
4.    Delivery of Payment. The Participant delivers to the Company with this Exercise Notice payment of the Option Price for the Shares.
5.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all persons.
6.    Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the laws of any other jurisdiction that otherwise would govern under the principles of conflicts of laws thereof. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
7.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

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Participant:	Accepted by:
CELLULAR DYNAMICS INTERNATIONAL, INC.

__________________________________ Print name: ________________________	By: ___________________________________ Its: ____________________________________

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